UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                November 1, 2004

                               WEST COAST BANCORP
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-10997
                                (SEC File Number)

                                   93-0810577
                        (IRS Employer Identification No.)

         5335 Meadows Road, Suite 201
         Lake Oswego, Oregon                                 97035
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 684-0884

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

      On November 1, 2004, West Coast Bank (the "Bank"), a wholly owned subsidiary of the registrant, completed the acquisition of a portfolio of agricultural loans in aggregate principal amount of approximately $56.0 million pursuant to a Purchase and Assumption Agreement dated October 29, 2004, between the Bank and Seneca Street, Inc. In connection with the loan purchase, the Bank agreed to assume Seneca Street's obligations with respect to loans included in the portfolio. The purchase price for the loans was funded from currently available assets and borrowed funds.

      Seneca Street is an indirect subsidiary of Washington Mutual Bank ("WMB"). Loans in the portfolio were originated in the states of Oregon and Washington. The Bank had previously hired several of WMB's commercial bankers specializing in agricultural lending following WMB's announcement that it was discontinuing its agricultural lending business.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WEST COAST BANCORP


Dated:  November 1, 2004            By: /s/ Richard R. Rasmussen
                                        --------------------------------------
                                        Richard R. Rasmussen
                                        Executive Vice President, General
                                        Counsel and Secretary